UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2005

Pioneer Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31230 (Commission File Number)	06-1215192 (IRS Employer Identification No.)

700 Louisiana, Suite 4300, Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 570-3200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On March 9, 2005, our Board of Directors elected David A. Scholes as a member of the Board of Directors. There was no arrangement or understanding between Mr. Scholes and any other persons pursuant to which he was selected as a director. Mr. Scholes has not been named to any of the committees of the Board of Directors, and at this time there is no expectation that he will be named to any committees. Mr. Scholes has served as our Vice President, Manufacturing since March 2001. In that position he received compensation as an executive officer of Pioneer during the year ended December 31, 2004.

     On March 10, 2005, we issued a press release announcing the election of Mr. Scholes as a director. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits.

Exhibit number	Description
99.1	Press Release Announcing Election of David A. Scholes to the Board of Directors

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER COMPANIES, INC.

	By:	/s/ Kent R. Stephenson

Kent R. Stephenson Vice President, General Counsel and Secretary
Dated: March 10, 2005

Exhibit Index

Exhibit number	Description
99.1	Press Release Announcing Election of David A. Scholes to the Board of Directors